Exhibit 99.1

Genius Brands Completes Acquisition of WOW! Unlimited Media Inc., Creating Global Animation and Streaming Powerhouse

WOW! 2021 Revenues $64 Million USD and
$6 Million USD of EBITDA

WOW! Mainframe Studios’ Clients Include Netflix, Mattel, Sony, Hulu, Peacock, DreamWorks Animation, Moonbug and Others, Encompassing Programs such as “CocoMelon,” “Barbie Dreamhouse,” “Madagascar: A Little Wild” and More

Addition of WOW!’s “Channel Frederator Network” includes YouTube’s #1 Talent-Driven Animation Network with over 1 Billion Advertiser-Supported Monthly Views[1]

BEVERLY HILLS, California and TORONTO AND VANCOUVER, Canada – April 7, 2022: Genius Brands International, Inc. (“Genius Brands” or the “Company”) (Nasdaq: GNUS) today announced it has completed the acquisition (the “Transaction”) of WOW! Unlimited Media Inc. (“WOW!”) (TSX-V: WOW).

The Transaction is expected to provide immediate and continuing financial benefits with strong future revenue expected, and significant contracted bookings through 2022 and into 2023. WOW! estimates 2021 revenue of approximately $64.2 million USD, a 31% increase over the same period last year, net income of approximately $2.8 million USD, and approximately $6.3 million USD of EBITDA for the year ending December 31, 2021, a 279% increase over 2020.

In addition, the Company announced that Michael Hirsh, CEO of WOW! will join the board of directors of Genius Brands.

WOW!’s Mainframe Studios Inc. based in Vancouver and Toronto, along with its Frederator Network and Studio in New York and Los Angeles, have built one of the leading animation production groups, whose clients include many of the top broadcasters and intellectual property holders in the industry, such as Netflix, Amazon Prime, Sony, Hulu, DreamWorks, Moonbug, Peacock and Mattel. WOW!’s Frederator offerings include the “Channel Frederator Network,” one of YouTube’s leading talent driven animation networks with over 1 billion advertiser-supported monthly views, and its owned and operated YouTube channels, including Channel Frederator, The Leaderboard, Get in the Robot, Cartoon Hangover, and Cinematica.

The Transaction creates an end-to-end animation ecosystem, including highly profitable titles, including Adventure Time, Castlevania, Barbie’s Dreamhouse, Coco Melon, Fairly Odd Parents and Madagascar – a Little Wild. The addition of captive, in-house animation production for Genius Brands is expected to drive significant cost synergies, resulting in economies of scale that are expected to drive increasing shareholder value, as new brands are produced and brought to market.

[1] Source: YouTube monthly reports of aggregated Frederator channels.

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Andy Heyward, Chairman and Chief Executive Officer of Genius Brands, commented, “The acquisition of WOW! represents a transformational event for Genius Brands as we execute our strategy to establish the Company as a foremost producer, broadcaster, and licensor of high-quality children’s entertainment and children’s consumer products. The acquisition is expected to provide a number of immediate benefits, as it is expected to result in increased revenues and is expected to be accretive. The acquisition is also expected to provide synergies with our existing business, as well as our growing global channel system. We look forward to leveraging the production capabilities of WOW!’s Mainframe Studios Inc., as well as their Frederator Networks’ established distribution platform on YouTube, as we align it with the global growth of Kartoon Channel! Worldwide. WOW!’s Canadian production facilities, Mainframe Studios, is expected to enable us to drive significant margin expansion and trim costs by transferring our current animation production from China. Our belief is that there are very few asset classes with the proven and enduring value of animated children’s programs. Closing of the acquisition is a significant milestone for Genius Brands, representing the culmination of several months of tremendous effort by all those involved.”

Michael Hirsh, Chairman and Chief Executive Officer of WOW!, commented, “We expect the combination of our two organizations to create a global leader in children’s entertainment. Under the leadership of Michael Hefferon, President & Chief Creative Officer, and Kim Dent Wilder, Executive Vice President, our Vancouver headquartered Mainframe Studios Inc. is expected to continue to deliver the highest quality animation production to our networks, partners and clients. Mainframe Studios Inc. is expected to also continue to be a producer and supplier of Canadian content shows to both domestic and international clients. Frederator Studios is expected to continue to deliver its unique brand of animation production through the continued management of Kevin Kolde, Head of Production, and Isabel Bailin, Director of Development, with exciting new projects in production and development. Kenneth Ash, who runs the Frederator Channel, is expected to continue to manage and grow the Frederator Networks business through innovation. In addition to our own leading talent, Genius Brands has assembled many of the top industry luminaries from Disney, Marvel, DreamWorks and Hasbro, with a unique history of creating some of the most valuable children’s IP ever made. Our management across the company will work with our colleagues at Genius Brands to build a global leader in children’s brands entertainment”

The Transaction comes on the heels of Genius Brands’ recently announced strategic investment in Germany’s Your Family Entertainment (YFE), trading on the Frankfurt Stock Exchange (FRA:RTV), which provides the Company with a controlling stake in over 3,500 animated episodes, along with a global network of existing cable, satellite, and digital streaming children’s channels across Europe, Asia, Latin America, the Middle East and Africa. YFE is expected to be rebranded as Kartoon Channel! Worldwide and run under the oversight of recently-hired Disney alumnus Paul Robinson, former Managing Director of Disney Channel Worldwide, and now Managing Director of Kartoon Channel! Worldwide. In addition to expanding distribution of content through WOW!’s YouTube distribution channels, the Company looks forward to introducing current and planned WOW! content on Kartoon Channel!, as well as the recently announced Kartoon Channel! Kidaverse, expected to debut in April, and Kartoon Channel! Worldwide. Genius Brands expects to leverage its global distribution network, as well as its expertise in licensing, merchandising and consumer product sales to position the Company to further accelerate revenues.

Mr. Heyward further stated, “I am especially pleased to welcome WOW!’s Chairman and CEO Michael Hirsh to our senior executive team. Michael is an industry icon and has an extraordinary track record launching hit productions from the first Star Wars animated programs, to Magic School Bus, Care Bears, Babar, Beetlejuice, Franklin and others. WOW! also brings a global social media footprint across YouTube, TikTok and Giphy, with over 1 billion views per month on its Frederator YouTube Network, and over 2,500 advertiser supported channels, making it a valuable addition for our anticipated upcoming Kidaverse experience, including our plans for custom avatars and emojis for kids, exclusive games, branded Kidaverse VR goggles, immersive content, NFTs for kids (KFTs), kid safe messaging and more.”

About Genius Brands International

Genius Brands International, Inc. (Nasdaq: GNUS) is a leading global kids media company developing, producing, marketing and licensing branded children’s entertainment properties and consumer products for media and retail distribution. The Company’s ‘content with a purpose’ portfolio includes Stan Lee’s Superhero Kindergarten, starring Arnold Schwarzenegger, on Kartoon Channel!; Shaq’s Garage, starring Shaquille O’Neal, coming to Kartoon Channel! in 2022; Rainbow Rangers on Kartoon Channel! Netflix, HBO MAX, and Paramount+; Llama Llama, starring Jennifer Garner, on Netflix; award-winning toddler brand Baby Genius; adventure comedy STEM series Thomas Edison's Secret Lab; and entrepreneurship series Warren Buffett's Secret Millionaires Club. Through licensing agreements with leading partners, characters from Genius Brands’ IP also appear on a wide range of consumer products for the worldwide retail marketplace. The Company’s Kartoon Channel!, Kartoon Classroom!, and Kartoon Channel en Español, are available in over 100 million U.S. television households via a broad range of distribution platforms, including Comcast, Cox, DISH, Pluto TV, Sling TV, Amazon Prime, Amazon Fire, Apple TV, Apple i0s, Android TV, Android Mobil, Google Play, Xumo, Roku, Tubi, KartoonChannel.com, Samsung Smart TVs and LG TVs. For additional information, please visit www.gnusbrands.com.

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Non-GAAP/IFRS Financial Measures

This press release refers to Earnings before interest, taxes, depreciation, and amortization (“EBITDA”) which is a non-GAAP/IFRS financial measure and does not have a standardized definition under U.S. GAAP/IFRS and may not be comparable to similar measures presented by other issuers. The Company has provided this non-GAAP/IFRS financial measure, which is not calculated or presented in accordance with U.S. GAAP/IFRS, as supplemental information, and in addition to the financial measures that are calculated and presented in accordance with U.S. GAAP/IFRS, as it provides additional information to complement U.S. GAAP/IFRS measures by providing further understanding of the Company’s results of operations from management’s perspective. In the Company’s internal reports, management evaluates the performance of the Company’s business using this non-GAAP financial measure, as the Company believes that this non-GAAP/IFRS financial measure provides management, as well as readers of the Company’s financial statements, with a consistent basis for comparison across accounting periods and is useful in helping management and readers understand the Company’s operating results and underlying operational trends. This supplemental non-GAAP financial measure should not be considered superior to, as a substitute for or as an alternative to, and should only be considered in conjunction with, U.S. GAAP/IFRS financial measures presented in respect of the Company’s financial performance.

We calculate EBITDA as our net income for a period plus reported interest, tax, depreciation and amortization for such period. A reconciliation to the EBITDA presented herein compared to Net Income, its most directly comparable U.S. GAAP/IFRS measure, is presented below:

Cdn $000's	December 31, 2021	December 31, 2020
Net income (loss)	3,176	(4,966)

Expenses:
Finance costs	1,788	1,944
Depreciation and amortization[1]	3,283	3,737
Share based compensation expense	233	413
General and administration	–	–

Items affecting comparability:
Restructuring costs	–	1,100
Forgiveness of CRTC tangible benefits obligation	(585)	–
Deferred income tax recovery	–	(146)

Operating EBITDA	$7,895	$2,082

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1 Excludes amortization of investment in film and television properties

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Forward Looking Statements: Certain statements in this press release constitute "forward-looking statements" within the meaning of the securities laws in the United States and Canada. This press release also contains future-oriented financial information (“FOFI”) and financial outlook information within the meaning of Canadian securities laws. FOFI contained herein was made as of the date of this press release and was provided for the purpose of providing further information about the Company’s current expectations and future plans and expectations relating to its future business operations and may not be appropriate for other purposes. The actual results of operations and the resulting financial results may vary from the amounts set forth herein, and such variations may be material. Management believes that such FOFI has been prepared on a reasonable basis, reflecting management’s estimates and judgments. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. Specifically, forward-looking statements include, but are not limited to, statements of the Chairman and Chief Executive Officer of Genius Brands, statements of the Chairman and Chief Executive Officer of WOW!, statements with respect to Genius Brands’ animation and digital media strategy (including acquisitions and business development activities), planned content, expected EBITDA, expected revenue and revenue growth, the financial benefit, if any, of the Transaction, including potential synergies, tax credits and subsidies, and the anticipated benefits, if any, of the Transaction for the Company. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this press release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation, general economic conditions, capital markets, unemployment, consumer spending and our liquidity, financial condition, supply chain, operations and personnel; our ability to generate revenue or achieve profitability; our ability to achieve the anticipated benefits from the Transaction; potential adverse reactions or changes to business or regulatory relationships resulting from the announcement or completion of the Transaction; our ability to obtain additional financing on acceptable terms, if at all; the potential issuance of a significant number of shares, which will dilute our equity holders; fluctuations in the results of our operations from period to period; our ability to anticipate changes in popular culture, media and movies, fashion and technology; competitive pressure from other distributors of content and within the retail market; our reliance on and relationships with third-party production and animation studios; our ability to market and advertise our products; our reliance on third-parties to promote our products; our ability to keep pace with technological advances; our ability to protect our intellectual property; our ability to retain and hire key personnel; those other risk factors set forth in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and in the Company's subsequent filings with the U.S. Securities and Exchange Commission; and those other risk factors set forth in WOW!’s Annual Information Form as filed with securities regulatory authorities in Canada and the U.S., as applicable, and elsewhere in documents that WOW! files from time to time with such securities regulatory authorities in Canada and with the U.S., as applicable, including its Management’s Discussion & Analysis and any Management Information Circulars. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

MEDIA CONTACT:

pr@gnusbrands.com

INVESTOR RELATIONS CONTACT:

ir@gnusbrands.com

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